Exhibit 10.4(a)

ADDENDUM

TO

JOINT RESEARCH AND DEVELOPMENT AGREEMENT

(the “Agreement”)

By and Between

CELLSEED INC.

(“CELLSEED”)

And

EMMAUS MEDICAL INC.

(“EMMAUS”)

WHEREAS, the parties entered into the Agreement effective April 8, 2011; and

WHEREAS, the parties desire to clarify interpretation of some provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, CELLSEED and EMMAUS do hereby agree and acknowledge as follows:

1.                                      OBLIGATION of CELLSEED and LUMP-SUM Payment under AGREEMENT.

CELLSEED and EMMAUS acknowledge that the obligation of CELLSEED under the Agreement is the disclosure and transfer of the common technology, scientific and engineering support, training and know-how for the cell sheet engineering in general (the “Common Technologies”) as set forth in the Article 6 (TECHNOLOGY TRANSFER) the Agreement. CELLSEED and EMMAUS further agree and acknowledge that the lump-sum payment set forth in the Article 3 (CONSIDERATION) of the Agreement (the “‘Lump-Sum Payment”) is the consideration for the disclosure of the Common Technologies by CELLSEED to EMMAUS, and that the consideration for the transfer of the Common Technologies after the disclosure thereof shall be paid pursuant to the provision of the INDIVIDUAL AGREEMENT together with the consideration for the transfer of the technology and know-how specially required for each pipeline for which such INDIVIDUAL AGREEMENT is executed.

2.                                      COMPLETION of DISCLOSURE of COMMON TECHNOLOGIES

CELLSEED and EMMAUS acknowledge that the disclosure of the Common Technologies shall be completed by the delivery of the information package under the INDIVIDUAL AGREEMENT first executed after the execution of the Agreement. Accordingly, CELLSEED and EMMAUS further acknowledge that all obligations of CELLSEED corresponding to the Lump-Sum Payment have been fully discharged by the delivery of such information package which shall be documented by written confirmation of acceptance of the information package by EMMAUS.  Payment shall be rendered after written confirmation by EMMAUS that the delivery of the Common Technologies is complete.

3.                                             Joint Development Committee (JDC) and Joint Marketing Committee (JMC) under AGREEMENT.

CELLSEED and EMMAUS acknowledge that the arrangements set forth in the Agreement related to the JDC and JMC shall be rules commonly applicable for the INDIVIDUAL AGREEMENTs, and that the obligations relating to such arrangements shall arise in accordance with each INDIVIDUAL AGREEMENT.

4.                                             OBLIGATION and CONSIDERATION under INDIVIDUAL AGREEMENT.

CELLSEED and EMMAUS agree and acknowledge that the obligations of CELLSEED to disclose and transfer the technology and know-how necessary for the performance of each INDIVIDUAL AGREEMENT shall arise in accordance with the INDIVIDUAL AGREEMENT, and that EMMAUS shall pay to CELLSEED the consideration mutually agreed upon for such disclosure and transfer pursuant to the provision of the INDIVIDUAL AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum, through their duly appointed and authorized representatives, to be executed in duplicate as of the date executed by both parties.

	CellSeed Inc.		Emmaus Medical, Inc.

Signed	/s/ Yukio Hasegawa	Signed	/s/ Yutaka Niimara

Name	Yukio Hasegawa	Name	Yutaka Niimara

Title	President & CEO	Title	President & CEO

Date	August 8, 2011	Date	August 25, 2011